Exhibit 99.1

RESIGNATION

TO:	lnMed Pharmaceuticals Inc. (the “Company”) Attention: Andrew Hull, Chairman

Dear Andrew,

I hereby tender my resignation for approval by the Company’s board of directors.

Further, I hereby resign as a member of the Company’s Compensation Committee and Governance and Nomination Committee, effective immediately.

DATED: December 18, 2024

/s/ Janet Grove
JANET GROVE